Exhibit 10.2

AMENDMENT TO DEBENTURE

THE PARTIES (COMPANY AND HOLDER) AGREE THAT the Secured Convertible Debenture (the Debenture) dated March 12, 2007, by and between Company and Holder is amended to modify the repayment date specified in the second paragraph of the Debenture (which starts with the words “FOR VALUE RECEIVED…”) as follows:

“Notwithstanding Company’s obligation to repay Holder by September 12, 2007, if Company and Holder close another transaction providing Company with $10,000,000 prior to that date, the repayment date shall be accelerated to the date of that closing.”

AGREED TO THIS 14th DAY OF MARCH, 2007.

BULLION RIVER GOLD CORP. INC.	Address for Notice:
3500 Lakeside Court, Suite 200
Reno, Nevada 89509
(775) 324-4881

By: /s/ Peter Kuhn

Peter Kuhn,
President

ELTON PARTICIPATION CORPORATION

By: /s/ Peter-Paul Stengel

Name: Peter-Paul Stengel
Title: President

Principal Amount: $1,000,000

Warrant Shares:

1